As filed with the Securities and Exchange Commission on October 23, 1996.
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                                PEOPLESOFT, INC.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                                        68-0137069
(State of Incorporation)                   (I.R.S. Employee Identification No.)

                               4440 Rosewood Drive
                          Pleasanton, California 94588
                                 (510) 225-3000

                            -------------------------

                           RED PEPPER SOFTWARE COMPANY
                             1993 STOCK OPTION PLAN
                            (Full title of the Plan)
                            -------------------------

                                David A. Duffield
                 Chairman, President and Chief Executive Officer
                                PEOPLESOFT, INC.
                               4440 Rosewood Drive
                          Pleasanton, California 94588
                                 (510) 225-3000
            (Name, address and telephone number of agent for service)
                            -------------------------

                                   Copies to:

                            HENRY P. MASSEY, JR. ESQ.
                             PETER S. HEINECKE, ESQ.
                             BRADLEY A. BUGDANOWITZ
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                           Proposed              Proposed
             Title of             Maximum                   Maximum               Maximum
            Securities             Amount                  Offering              Aggregate           Amount of
               to be                to be                  Price Per             Offering          Registration
            Registered           Registered                  Share                 Price                Fee
            ----------           ----------                  -----                 -----                ---

Common Stock, $.01 par        299,441 shares(1)           $ 1.6669(2)            $ 499,139(3)         $  152
value, to be issued under
Red Pepper Software
Company 1993 Stock
Option Plan

-----                         --------------              --------               ---------            ------
Total                         299,441 shares(1)           $ 1.6669(2)            $ 499,139(3)         $  152
=====                         ==============              ========               =========            ======


(1) Shares issuable upon exercise of outstanding options assumed as of October 16, 1996 under the Red Pepper Software Company 1993 Stock Option Plan.

(2) Weighted average exercise price of outstanding options set forth above, rounded to four decimal points.

(3) Aggregate Offering Price based on the number and exercise prices of all outstanding options.


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
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         ITEM 3(a)

                  The Registrant's Annual Report on Form 10-K, file no. 0-20710 filed on April 1, 1996, which contains audited financial statements for the Registrant's fiscal year ended December 31, 1995, the latest fiscal year for which such statements have been filed.

                  The Unaudited Pro Forma Combined Condensed Financial Statements included in Amendment No. 1 to Registrant's Registration Statement on Form S-4, file no. 333-12815 filed on October 2, 1996.

         ITEM 3(b)

                  The Registrant's Quarterly Report on Form 10-Q, file no. 0-20710, filed on August 13, 1996, which contains the Registrant's unaudited financial statements as of June 30, 1996.


         ITEM 3(c)

                  Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on October 7, 1992, as amended by Amendment No. 1 to Form 8-A filed on November 6, 1992, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4   DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the


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
Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8   EXHIBITS

         Exhibit
         Number                                  Document
         ------                                  --------

            4.1            Restated Certificate of Incorporation of Registrant, (filed with the Secretary of State of
                           Delaware on May 25, 1995) (Incorporated by reference to Exhibit No. 4.1, filed with the
                           Registrant's Registration Statement on Form S-8 (No. 333-08575 filed on July 22, 1996)).

            4.2            Certificate of Amendment to Certificate of Incorporation of Registrant (filed with the
                           Secretary of State of Delaware on June 17, 1996) (Incorporated by reference to Exhibit No.
                           4.2, filed with the Registrant's Registration Statement on Form S-8 (No. 333-08575 filed on July 22, 1996)).

            4.3            By-laws of Registrant, as amended. (Incorporated by reference to Exhibit No. 3.3, filed with the Registrant's Form 10-K/A (filed on October 21, 1996).

            4.4            Red Pepper Software Company 1993 Stock Option Plan, including Immediately
                           Exercisable Nonqualified Stock Option Agreement, Immediately Exercisable Incentive
                           Stock Option Agreement, Nonqualified Stock Option Exercise Form, Incentive Stock
                           Option Exercise Form, Immediately Exercisable Incentive Stock Option Agreement
                           (Evergreen Option) and Immediately Exercisable Nonqualified Stock Option Agreement
                           (Evergreen Option).

            4.5            Preferred Shares Rights Agreement dated as of February 15, 1995, between PeopleSoft, Inc.
                           and the First National Bank of Boston, Canton, MA, including the form of Certificate of
                           Designation, the form of Rights Certificate and the Summary of Rights Attached thereto as
                           Exhibits A, B and C, respectively (Incorporated by reference to Exhibit No. 1, filed with the Registrant's Form 8-A (filed on February 16, 1995).

            5.1            Opinion of Counsel as to Legality of Securities Being Registered.

           24.1            Consent of Independent Auditors (see page 7).

           24.2            Consent of Counsel (contained in Exhibit 5.1 hereto).

           25.1            Power of Attorney (see page 6).

ITEM 9   UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, PeopleSoft, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on October 23, 1996.

                            PEOPLESOFT, INC.

                            By:  /s/Ronald E.F. Codd
                                 ---------------------------------------
                                 Ronald E.F. Codd,
                                 Senior Vice President, Finance and
                                 Administration, Chief Financial Officer
                                 and Secretary


                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Duffield and Ronald E.F. Codd, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                         Title                                         Date
-----------------------------------------    ----------------------------------------------         ---------------------------
/s/ David A. Duffield                        President, Chief Executive Officer (Principal               October 23, 1996
-----------------------------------------    Executive Officer), and Director
(David A. Duffield)

/s/ Ronald E.F. Codd                         Senior Vice President of Finance and                        October 23, 1996
-----------------------------------------    Administration (Principal Financial and
(Ronald E.F. Codd)                           Accounting Officer)

/s/ A. George Battle                         Director                                                    October 23, 1996
-----------------------------------------
(A. George "Skip" Battle)

                                             Director
-----------------------------------------
(Albert W. Duffield)

/s/ George J. Still, Jr.                     Director                                                    October 23, 1996
-----------------------------------------
(George J. Still, Jr.)

/s/ Edgar F. Codd                            Director                                                    October 23, 1996
-----------------------------------------
(Edgar F. Codd)

/s/ Cyril J. Yansouni                        Director                                                    October 23, 1996
-----------------------------------------
(Cyril J. Yansouni)


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
                                                                   EXHIBIT 24.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Red Pepper Software Company 1993 Stock Option Plan, of our report dated January 30, 1996 with respect to the consolidated financial statements of PeopleSoft, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



/s/ERNST & YOUNG
------------------------
Walnut Creek, California
October 23, 1996


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